UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 7, 2006 (June 30, 2006)
INX Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	1-31949 Commission file number	76-0515249 (I.R.S. Employer Identification No.)
6401 Southwest Freeway
Houston, Texas 77074
(Address of Registrant’s principal executive offices)
(713) 795-2000
(Registrant’s telephone number, including area code)
(Not Applicable)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 UNREGISTERED SALES OF SECURITIES
As previously disclosed in its Form 8-K dated May 27, 2005, INX Inc., a Delaware corporation (the “Company”), completed the acquisition on May 25, 2005, of substantially all of the assets of Network Architechs, Corp., a New Mexico Corporation (“Netarch”). Under the terms of the Asset Purchase Agreement dated May 25, 2005 (the “APA”), the Company was required to:
(a)	pay Netarch an additional purchase price equal to 75% of the Operating Profit (“Operating Profit”) attributable to Netarch’s former Albuquerque, New Mexico, and El Paso, Texas, branches during the twelve-month period ending May 31, 2006. This additional purchase price was not to exceed $525,000, and at the Company’s option up to 50% of such additional purchase price could be paid in the form of Common Stock, and

(b)	issue Netarch a maximum of 75,000 shares of Common Stock following the twelve-month period ending May 31, 2006, if Operating Profit during the period exceeded $600,000.
Operating Profit for the twelve-month period ending May 31, 2006 exceeded $600,000, resulting in the maximum additional purchase price due under paragraphs (a) and (b) above. The Company issued 22,413 shares of Common Stock under paragraph (a) and 75,000 shares of Common Stock under paragraph (b). The Company is relying on the exemptions from registration provided pursuant to Section 4(2) of the Securities Act and Regulation D promulgated thereunder.
ITEM 8.01 OTHER EVENTS
In addition to the shares of Common Stock issued as detailed in Item 3.02 above, the Company paid additional purchase price of $393,750 in cash as required under APA paragraph (a) above.
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INX Inc.
Date: July 7, 2006	By:	/s/ Brian Fontana
Brian Fontana
Chief Financial Officer